POWER OF ATTORNEY

I, Carl Ware, a director of Cummins Inc. (the "Corporation"), hereby authorize and designate each of Marya M Rose, David C Wright, Jean S Blackwell and Richard
E. Harris, agent and attorney-in-fact, with full power of substitution, to:
           (1) prepare and sign on my behalf any Form 3, Form 4 or Form 5 under Section16 of the Securities Exchange Act of 1934 and file the same with the same with the Securities and Exchange Commission and each stock exchange on which the Corporations stock is listed;
           (2) prepare and sign on my behalf any Form 144 Notice Under the Securities Act of 1933 and file the same with the Securities and Exchange Commission; and
           (3) do anything else necessary or proper in connection with the foregoing.

         This power of attorney shall remain in effect as long as I am subject to Section 16 with respect to the Corporation, and shall not be affected by my subsequent disability or Incompetence

Date October 20, 2004                                Carl Ware
                                                     ----------------------
                                                     Signed